UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

     Registrant has reported its results of operations for the three and six months ended April 30, 2009, as described in Registrant’s news release dated May 20, 2009, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated May 20, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	May 21, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated May 20, 2009.

Exhibit 99.1

Contact: Robert Whelan - 617.672.8260 rwhelan@eatonvance.com

EATON VANCE CORP.
REPORT FOR THE THREE MONTHS AND SIX MONTHS ENDED APRIL 30, 2009

Boston, MA, May 20, 2009 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.22 in the second quarter of fiscal 2009 compared to earnings per diluted share of $0.21 in the first quarter of fiscal 2009 and $0.43 in the second quarter of fiscal 2008. The Company earned $0.42 per diluted share in the first six months of fiscal 2009 compared to $0.89 per diluted share in the first six months of fiscal 2008.

Net inflows of $0.8 billion into long-term funds and separate accounts in the second quarter of fiscal 2009 consisted of gross sales and other inflows of $9.6 billion, client withdrawals of $7.9 billion and reductions in leverage of $0.9 billion. The Company’s annualized internal growth rate for the quarter was 3 percent, or 5 percent before the effects of deleveraging. Assets under management increased $4.1 billion, or 3 percent, to $127.2 billion on April 30, 2009 from $123.1 billion on October 31, 2008.

“Continuing a thirteen quarter trend, Eaton Vance again achieved positive net flows in the second quarter of fiscal 2009 amid challenging market conditions,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While many competitors are retrenching, we continue to invest in our business to support future growth. As markets recover, we believe that the Company’s industry position will continue to build and our financial performance to improve.”

Comparison to First Quarter of Fiscal 2009

Long-term fund net inflows of $0.7 billion in the second quarter of fiscal 2009 compared to $0.5 billion of net inflows in the first quarter of fiscal 2009, reflecting $5.8 billion of fund sales and other inflows, $4.2 billion of fund redemptions and a $0.9 billion reduction in fund leverage in the second quarter of fiscal 2009. Institutional and high-net-worth separate account gross inflows of $1.6 billion in the second quarter of fiscal 2009 were offset by $1.6 billion in outflows. In the first quarter of fiscal 2009, inflows to institutional and high net worth separate accounts exceeded outflows by $2.4 billion. Retail managed accounts gross inflows of $2.2 billion in the second quarter of fiscal 2009 were substantially offset by $2.1 billion of outflows. In the first quarter of fiscal 2009, inflows to retail managed accounts exceeded outflows by $400 million. Tables 1-

4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the second quarter of fiscal 2009 decreased $11.1 million, or 5 percent, to $198.4 million from revenue of $209.5 million in the first quarter of fiscal 2009. Investment advisory and administration fees decreased 5 percent to $153.2 million, reflecting a one percent decrease in average assets under management and a modest decline in the Company’s effective investment advisory fee rate due primarily to an increase in separate account assets under management as a percentage of total average managed assets. The number of fee days in the second quarter of fiscal 2009 was 3 percent lower than in the first quarter of fiscal 2009, also contributing to lower average advisory fee realization rates. Distribution and underwriter fees decreased 11 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 7 percent due to a decrease in average fund assets subject to service fees. Other revenue, which increased by $0.6 million quarter over quarter, included $0.3 million of net realized and unrealized losses on investments of consolidated funds recognized in the second quarter of fiscal 2009 compared to $1.0 million of net realized and unrealized losses on investments of consolidated funds in the first quarter of fiscal 2009.

Operating expenses in the second quarter of fiscal 2009 decreased $4.2 million, or 3 percent, to $153.3 million from $157.5 million in the first quarter of fiscal 2009. Compensation expense decreased 3 percent, primarily reflecting decreases in bonus accruals, sales-based incentives and stock-based compensation. During the second quarter of fiscal 2009 the Company recognized severance costs of approximately $0.9 million. Excluding severance costs, compensation expense decreased 5 percent from the first quarter of fiscal 2009. Distribution expense decreased 3 percent due primarily to decreases in Class C distribution fees, commissions paid on certain sales of Class A shares and payments made under certain closed-end fund compensation agreements, partially offset by increases in revenue sharing payments and other promotional expenses. Service fee expense decreased 10 percent, in line with the decrease in assets subject to service fees. Fund expenses decreased 13 percent in the second quarter of fiscal 2009 compared to the first quarter of fiscal 2009, primarily reflecting a decrease in subadvisory expenses. Other expenses increased 6 percent, primarily due to increases in facilities, depreciation and information technology expenses associated with our move to new corporate headquarters and an increase in the amortization of intangible assets associated with the December 2008 acquisition of the Tax Advantaged Bond Strategies (“TABS”) business of M.D. Sass, partially offset by a decrease in consulting expense.

Operating income in the second quarter of fiscal 2009 was $45.1 million, down 13 percent from operating income of $52.0 million in the first quarter of fiscal 2009.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back stock-based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $55.0 million in the second quarter of fiscal 2009 was 13 percent below the $62.9 million of adjusted operating income in the first quarter of fiscal 2009 and 48 percent below the $104.7 million of adjusted operating income in the second quarter of fiscal 2008.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months Ended
	April	January	April	% Change
	30,	31,	30,	Q2 2009 to	Q2 2009 to
(in thousands)	2009	2009	2008	Q1 2009	Q2 2008

Operating income	$45,123	$51,999	$ 96,145	(13%)	(53%)
Operating
loss/(income)of	151	(93)	(352)	NM	NM
consolidated funds
Stock-based	9,682	10,995	8,938	(12%)	8%
compensation
Adjusted operating	$54,956	$62,901	$104,731	(13%)	(48%)
income

Interest income in the second quarter of fiscal 2009 decreased 35 percent from the first quarter of fiscal 2009 due to lower effective interest rates earned on cash balances. In the second quarter of fiscal 2009, the Company recognized $1.6 million of net realized and unrealized gains on separate account investments and $1.2 million of impairment losses on investments in collateralized debt obligation entities. In the first quarter of fiscal 2009, the Company recognized $0.8 million of net realized and unrealized losses on investments and a $0.1 million impairment loss on an investment in a collateralized debt obligation entity. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 28.6 percent and 39.7 percent in the second quarter of fiscal 2009 and the first quarter of fiscal 2009, respectively. The decrease in the Company’s effective tax rate was due to the execution of a state tax voluntary disclosure agreement in the second quarter of fiscal 2009 that resulted in a net reduction in the Company’s income tax expense in the amount of $3.4 million.

Net income in the second quarter of fiscal 2009 was $25.8 million compared to net income of $24.7 million in the first quarter of fiscal 2009.

Comparison to Second Quarter of Fiscal 2008

Revenue in the second quarter of fiscal 2009 decreased $75.0 million, or 27 percent, to $198.4 million from revenue of $273.4 million in the second quarter of fiscal 2008. Investment advisory and administration fee revenues decreased 24 percent to $153.2 million, reflecting a 21 percent decrease in average assets under management and a modest decline in the Company’s average effective investment advisory fee rate due primarily to an increase in separate account assets under management as a percent of total average managed assets. Distribution and underwriter fees decreased 42 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 33 percent due to a decrease in average fund assets subject to service fees. Other revenue, which decreased by $0.3 million in the second quarter of fiscal 2009, included $0.3 million of net realized and unrealized losses on investments of consolidated funds in the second quarter of fiscal 2009 compared to $0.2 million in the second quarter of fiscal 2008.

Operating expenses in the second quarter of fiscal 2009 decreased $24.0 million, or 14 percent, to $153.3 million compared to operating expenses of $177.3 million in the second quarter of fiscal 2008. Compensation expense decreased 11 percent, as increases in employee headcount and base salary and benefit costs were offset by reduced bonus accruals and lower sales-based incentives. Distribution expense decreased 27 percent due primarily to decreases in revenue sharing payments, Class C distribution fees, payments made under certain closed-end fund compensation agreements and commissions paid on certain sales of Class A shares. Service fee expense decreased 34 percent, in line with the decrease in assets subject to service fees. Amortization of deferred sales commissions decreased 22 percent due to a decline in Class B and Class C fund share sales and assets. Fund expenses decreased 26 percent in the second quarter of fiscal 2009 compared to the second quarter of fiscal 2008 due largely to a decrease in subadvisory expenses. Other expenses increased 30 percent, primarily due to an increase in facilities expense related to the Company’s move to a new headquarters in downtown Boston, an increase in information technology expense and an increase in the amortization of intangible assets associated with the TABS acquisition, partially offset by a decrease in other consulting expense.

Operating income in the second quarter of fiscal 2009 was $45.1 million, down 53 percent from operating income of $96.1 million in the second quarter of fiscal 2008.

Interest income in the second quarter of fiscal 2009 decreased 70 percent from the second quarter of fiscal 2008 due to lower average cash and short-term investment balances coupled with a lower effective interest rate earned on those balances. In the second quarter of fiscal 2009, the Company recognized $1.6 million of net realized and unrealized gains on separate account investments and $1.2 million of impairment losses on investments in collateralized debt obligation entities. The Company recognized $0.3 million of net realized and unrealized gains on investments in the second quarter of fiscal 2008. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 28.6 percent and 37.4 percent in the second quarter of fiscal 2009 and fiscal 2008, respectively. As noted above, the decrease in the Company’s effective tax rate was due to the execution of a state tax voluntary disclosure agreement in the second quarter of fiscal 2009 that resulted in a net reduction in the Company’s income tax expense in the amount of $3.4 million.

Net income in the second quarter of fiscal 2009 was $25.8 million compared to net income of $53.2 million in the second quarter of fiscal 2008.

Cash and cash equivalents and short-term investments decreased to $309.2 million on April 30, 2009 from $366.9 million on October 31, 2008 and $350.7 million on April 30, 2008. The Company used $31.9 million to fund share repurchases and $70.8 million to fund dividends to shareholders over the past twelve months. There were no outstanding borrowings against the Company’s $200.0 million credit facility on April 30, 2009. In conjunction with the TABS acquisition completed in the first quarter of fiscal 2009, the Company recorded $44.8 million of amortizable intangible assets representing client relationships acquired, which will be amortized over a ten year period. The Company also recorded a long-term liability of $14.6 million representing a contingent purchase price liability.

During the first six months of fiscal 2009, the Company repurchased and retired approximately 0.4 million shares of its Non-Voting Common Stock. Approximately 2.4 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

# # #

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				% Change	% Change			% Change
	April 30,	January 31,	April 30,	Q2 2009 to	Q2 2009 to	April 30,	April 30,	Q2 2009 to
	2009	2009	2008	Q1 2009	Q2 2008	2009	2008	Q2 2008

Revenue:
Investment advisory and administration fees	$ 153,158	$ 160,512	$ 201,738	(5) %	(24) %	$ 313,670	$ 412,424	(24) %
Distribution and underwriter fees	18,719	21,083	32,497	(11)	(42)	39,802	69,536	(43)
Service fees	25,641	27,600	38,057	(7)	(33)	53,241	78,860	(32)
Other revenue	871	276	1,134	216	(23)	1,147	2,402	(52)

Total revenue	198,389	209,471	273,426	(5)	(27)	407,860	563,222	(28)

Expenses:
Compensation of officers and employees	67,237	69,626	75,244	(3)	(11)	136,863	157,171	(13)
Distribution expense	21,451	22,056	29,547	(3)	(27)	43,507	62,338	(30)
Service fee expense	20,827	23,049	31,441	(10)	(34)	43,876	64,898	(32)
Amortization of deferred sales commissions	9,523	9,557	12,194	(0)	(22)	19,080	25,618	(26)
Fund expenses	4,384	5,032	5,910	(13)	(26)	9,416	12,426	(24)
Other expenses	29,844	28,152	22,945	6	30	57,996	45,459	28

Total expenses	153,266	157,472	177,281	(3)	(14)	310,738	367,910	(16)

Operating Income	45,123	51,999	96,145	(13)	(53)	97,122	195,312	(50)

Other Income/(Expense):
Interest income	828	1,271	2,745	(35)	(70)	2,099	7,125	(71)
Interest expense	(8,407)	(8,416)	(8,405)	(0)	0	(16,823)	(16,819)	0
Realized (losses) gains on investments	(1,256)	(1,130)	(118)	11	964	(2,386)	235	NM
Unrealized gains (losses) on investments	2,839	314	384	804	639	3,153	(437)	NM
Foreign currency (losses) gains	(25)	61	(12)	NM	108	36	(32)	NM
Impairment losses on investments	(1,162)	(106)	-	996	NM	(1,268)	-	NM

Income Before Income Taxes, Non-controlling Interest and
Equity in Net Income (Loss) of Affiliates	37,940	43,993	90,739	(14)	(58)	81,933	185,384	(56)

Income Taxes	(10,866)	(17,460)	(33,909)	(38)	(68)	(28,326)	(70,932)	(60)

Non-controlling Interest	(1,213)	(603)	(4,042)	101	(70)	(1,816)	(5,404)	(66)

Equity in Net Income (Loss) of Affiliates, Net of Tax	(108)	(1,233)	374	(91)	NM	(1,341)	2,042	NM

Net Income	$ 25,753	$ 24,697	$ 53,162	4	(52)	$ 50,450	$ 111,090	(55)

Earnings Per Share:
Basic	$ 0.22	$ 0.21	$ 0.46	5	(52)	$ 0.44	$ 0.96	(54)
Diluted	$ 0.22	$ 0.21	$ 0.43	5	(49)	$ 0.42	$ 0.89	(53)

Dividends Declared, Per Share	$ 0.155	$ 0.155	$ 0.150	-	3	$ 0.310	$ 0.300	3

Weighted Average Shares Outstanding:
Basic	115,965	115,910	115,421	0	0	115,936	115,849	0
Diluted	119,468	118,608	123,271	1	(3)	119,084	125,537	(5)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,	April 30,
	2009	2008	2008

ASSETS
Current Assets:
Cash and cash equivalents	$ 259,912	$ 196,923	$ 300,131
Short-term investments	49,245	169,943	50,574
Investment advisory fees and other receivables	91,056	108,644	109,196
Note receivable from affiliate	15,000	-	-
Other current assets	11,303	9,291	6,426
Total current assets	426,516	484,801	466,327

Other Assets:
Deferred sales commissions	58,477	73,116	85,329
Goodwill	122,234	122,234	103,003
Other intangible assets, net	81,554	39,810	34,633
Long-term investments	108,176	116,191	93,696
Deferred income taxes	88,350	66,357	30,793
Equipment and leasehold improvements, net	76,271	51,115	26,426
Note receivable from affiliate	-	10,000	-
Other assets	4,491	4,731	5,183
Total other assets	539,553	483,554	379,063

Total assets	$ 966,069	$ 968,355	$ 845,390

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$ 40,172	$ 93,134	$ 61,647
Accounts payable and accrued expenses	46,679	55,322	44,201
Dividend payable	18,151	17,948	17,366
Taxes payable	-	848	2,027
Deferred income taxes	17,096	20,862	20,148
Other current liabilities	2,793	3,317	5,568
Total current liabilities	124,891	191,431	150,957
Long-Term Liabilities:
Long-term debt	500,000	500,000	500,000
Taxes payable	-	-	1,039
Contingent purchase price liability	14,613	-	-
Other long-term liabilities	34,582	26,269	-
Total long-term liabilities	549,195	526,269	501,039
Total liabilities	674,086	717,700	651,996
Non-controlling interests	3,445	10,528	9,157
Commitments and contingencies	-	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 431,790, 390,009 and 371,386 shares, respectively	2	2	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 116,725,647, 115,421,762 and 115,407,502 shares, respectively	456	451	451
Notes receivable from stock option exercises	(3,250)	(4,704)	(5,039)
Accumulated other comprehensive (loss) income	(4,886)	(5,135)	996
Retained earnings	296,216	249,513	187,828

Total shareholders' equity	288,538	240,127	184,237

Total liabilities and shareholders' equity	$ 966,069	$ 968,355	$ 845,390

Table 1
Asset Flows (in millions)
Twelve Months Ended April 30, 2009

Assets 4/30/2008 - beginning of period	$ 159,069
Long-term fund sales and inflows	26,578
Long-term fund redemptions and outflows	(22,790)
Long-term fund net exchanges	(174)
Institutional/HNW account inflows	8,444
Institutional/HNW account outflows	(5,219)
Institutional/HNW assets acquired [2]	4,818
Retail managed account inflows	9,187
Retail managed account outflows	(5,958)
Retail managed account assets acquired [2]	2,035
Market value change	(47,566)
Change in cash management funds	(1,187)
Net change	(31,832)
Assets 4/30/2009 - end of period	$ 127,237

Table 2
Assets Under Management
By Investment Category (in millions)

	April 30, October 31,		%	April 30,	%
	2009	2008	Change	2008	Change
Equity Funds	$ 47,137	$ 51,956	-9%	$ 70,547	-33%
Fixed Income Funds	21,251	20,382	4%	24,187	-12%
Bank Loan Funds	13,786	13,806	0%	17,977	-23%
Cash Management Funds	781	1,111	-30%	1,968	-60%
Separate Accounts	44,282	35,832	24%	44,390	0%
Total	$ 127,237	$ 123,087	3%	$ 159,069	-20%

Table 3
Asset Flows by Investment Category (in millions[1]
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2009	2009	2008	2009	2008
Equity fund assets - beginning of period	$ 46,591	$ 51,956	$ 67,754	$ 51,956	$ 72,928
Sales/inflows	3,513	4,789	3,951	8,302	9,060
Redemptions/outflows	(3,497)	(3,530)	(2,025)	(7,027)	(4,407)
Exchanges	(53)	(34)	(20)	(87)	(67)
Market value change	583	(6,590)	887	(6,007)	(6,967)
Net change	546	(5,365)	2,793	(4,819)	(2,381)
Equity assets - end of period	$ 47,137	$ 46,591	$ 70,547	$ 47,137	$ 70,547

Fixed income fund assets - beginning of period	19,851	20,382	24,281	20,382	24,617
Sales/inflows	1,388	1,398	1,619	2,786	3,157
Redemptions/outflows	(1,051)	(1,391)	(1,257)	(2,442)	(2,682)
Exchanges	57	29	87	86	158
Market value change	1,006	(567)	(543)	439	(1,063)
Net change	1,400	(531)	(94)	869	(430)
Fixed income assets - end of period	$ 21,251	$ 19,851	$ 24,187	$ 21,251	$ 24,187

Bank loan fund assets - beginning of period	12,466	13,806	18,359	13,806	20,381
Sales/inflows	948	797	1,334	1,745	2,145
Redemptions/outflows	(566)	(1,557)	(1,408)	(2,123)	(3,148)
Exchanges	16	(24)	(119)	(8)	(284)
Market value change	922	(556)	(189)	366	(1,117)
Net change	1,320	(1,340)	(382)	(20)	(2,404)
Bank loan assets - end of period	$ 13,786	$ 12,466	$ 17,977	$ 13,786	$ 17,977

Long-term fund assets - beginning of period	78,908	86,144	110,394	86,144	117,926
Sales/inflows	5,849	6,984	6,904	12,833	14,362
Redemptions/outflows	(5,114)	(6,478)	(4,690)	(11,592)	(10,237)
Exchanges	20	(29)	(52)	(9)	(193)
Market value change	2,511	(7,713)	155	(5,202)	(9,147)
Net change	3,266	(7,236)	2,317	(3,970)	(5,215)
Total long-term fund assets - end of period	$ 82,174	$ 78,908	$ 112,711	$ 82,174	$ 112,711

Separate accounts - beginning of period	42,236	35,831	40,828	35,831	42,160
Institutional/HNW account inflows	1,580	3,431	2,180	5,011	4,380
Institutional/HNW account outflows	(1,596)	(1,079)	(1,159)	(2,675)	(2,819)
Institutional/HNW assets acquired [2]	-	4,818	-	4,818	-
Retail managed account inflows	2,179	1,879	2,618	4,058	4,625
Retail managed account outflows	(2,110)	(1,467)	(913)	(3,577)	(1,792)
Retail managed accounts acquired [2]	-	2,035	-	2,035	-
Separate accounts market value change	1,993	(3,212)	836	(1,219)	(2,164)
Net change	2,046	6,405	3,562	8,451	2,230
Separate accounts - end of period	$ 44,282	$ 42,236	$ 44,390	$ 44,282	$ 44,390
Cash management fund assets - end of period	781	786	1,968	781	1,968
Total assets under management - end of period	$ 127,237	$ 121,930	$ 159,069	$ 127,237	$ 159,069

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2009	2009	2008	2009	2008
Long-term funds:
Open-end and other funds	$ 1,932	$ 2,546	$ 2,162	$ 4,478	$ 4,157
Closed-end funds	(124)	(450)	63	(574)	94
Private funds	(1,073)	(1,590)	(11)	(2,663)	(126)
Institutional/HNW accounts	(16)	2,352	1,021	2,336	1,561
Retail managed accounts	69	412	1,705	481	2,833
Total net flows	$ 788	$ 3,270	$ 4,940	$ 4,058	$ 8,519

1 Assets and flows for all non-Eaton Vance funds subadvised by Atlanta Capital, Fox Asset Management and Parametric Portfolio Associates, which were previously reported in the Long-term fund category have been reclassified to the Institutional/HNW separate account category for all periods presented.

2 Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.